SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K/A
(Amendment. No. 1)
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 19, 2015

ORBITAL TRACKING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-25097	65-0783722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1990 N California Blvd.8th Floor Walnut Creek, CA	94596
(Address of principal executive offices)	(Zip Code)

(925) 287-6432
(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 19, 2015, Orbital Tracking Corp., a Nevada corporation (“we” or the “Company”), entered into a Share Exchange Agreement (the “Exchange Agreement”) with Global Telesat Communications Limited, a Private Limited Company formed under the laws of England and Wales (“GTCL”) and all of the holders of the outstanding equity of GTCL (the “GTCL Shareholders”). Upon closing of the transactions contemplated under the Exchange Agreement, the GTCL Shareholders (7 members) transferred all of the issued and outstanding equity of GTCL to the Company in exchange for (i) an aggregate of 2,540,000 shares of the common stock of the Company and 8,746,000 shares of the newly issued Series E Convertible Preferred Stock of the Company (the “Series E Preferred Stock”) with each share of Series E Preferred Stock convertible into ten shares of common stock, (ii) a cash payment of $375,000 (the “Cash Payment”) and (iii) a one-year promissory note in the amount of $122,536.  Such exchange caused GTCL to become a wholly owned subsidiary of the Company.  The closing of the Exchange Agreement and the completion of the transactions described therein was previously reported in the Company’s Current Report on Form 8-K (the “Initial 8-K”), filed with the SEC on February 25, 2015.

This Amendment No. 1 on Form 8-K/A amends the Initial 8-K to include the financial information referred to in Item 9.01(a) and (b), below, relating to the Exchange Agreement. Pursuant to the instructions to Item 9.01 of Form 8-K, the Company hereby amends Item 9.01 of the Initial 8-K to include previously omitted financial statements and pro forma financial information. The information previously reported in the Initial 8-K is hereby incorporated by reference into this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited financial statements of GTCL for the years ended December 31, 2014 and 2013 are filed as Exhibit 99.1 to this report.

(b) Pro Forma financial information.

The unaudited pro forma financial statements of the Company at December 31, 2014 giving effect to the acquisition of GTCL are filed as Exhibit 99.2 to this report.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Exhibit
99.1	Audited financial statements of GTCL for the years ended December 31, 2014 and 2013
99.2	Unaudited combined pro forma statements of Orbital Tracking Corp. at December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orbital Tracking Corp.

Dated: April 29, 2015	By:	/s/ David Phipps
Name: David Phipps
Title: Chief Executive Officer